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                                                                  EXHIBIT 99.1



                                   CHARTER OF
                                       THE
                                 AUDIT COMMITTEE
                                       OF
                          TBA ENTERTAINMENT CORPORATION
                                 (THE "COMPANY")


I.      PURPOSE

        The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or the public; (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (iii) the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

        - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems;

        - Review and appraise the audit efforts of the Company's independent auditors; and

        - Provide an open avenue of communication among the Company's independent auditors, financial and senior management personnel of the Company and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II.     COMMITTEE MEMBERSHIP REQUIREMENTS

        The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. Each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise or other comparable experience or background which results in the member's financial sophistication, including having served as a chief executive officer or other senior officer having financial oversight responsibilities.

        Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

        The members of the Committee shall be elected by the Board at the annual meeting of the Board and serve a one-year term or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by




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majority vote of the full Committee membership. Members of the Committee may form subcommittees to efficiently monitor and report various auditing issues.


III.    MEETINGS

        The Committee shall meet at least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financial statements.

        For the purposes of transacting business, a majority of Committee members will constitute a quorum. Members may participate in Committee proceedings by their presence or by some form of communications equipment allowing all members to simultaneously communicate with each other. Any action taken by the Committee in lieu of a meeting must be in writing and signed by all of the members.


IV.     RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

        1. Review and reassess the adequacy of this Charter periodically, but at least annually, as conditions dictate. Amendments and revisions to the Charter must be approved by a majority of the Board.

        2. Review and discuss the annual audited financial statements with management, and discuss with the independent auditors the matters required to be discussed by relevant auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements.

        3. Report to the Board and to the stockholders whether, based on such reviews and discussions, the Committee recommends to the Board that the most recent year's audited financial statements be included in the Company's Form 10-K to be filed with the Securities and Exchange Commission.

Independent Auditors

        4. Recommend to the Board the selection of the Company's independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditors.




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        5.    Ensure that the Company's independent auditors provide annually to the Committee a formal written statement delineating all relationships between the Company and the independent auditors, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

        6. Communicate to the independent auditors their ultimate accountability to the Board and the Committee.

        7. Review the performance of the Company's independent auditors and recommend to the Board, where appropriate, that the Company's independent auditors be replaced (or proposed for stockholder approval in any proxy statement).

        8. Periodically consult with the Company's independent auditors out of the presence of management concerning the Company's internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

        9. In consultation with the Company's independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

        10. Consider the Company's independent auditors' judgments concerning the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

        11. Consider and approve, if appropriate, major changes of the Company's auditing and accounting principles and practices as suggested by the Company's independent auditors or management.

Process Improvement

        12. Establish regular and separate systems of reporting to the Committee by each of management and the Company's independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

        13. Following completion of the annual audit, review separately with each of management and the Company's independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.




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        14.   Review any significant disagreement among management and the
              Company's independent auditors in connection with the preparation of the financial statements.

        15. Review with management and the Company's independent auditors the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as determined by the Committee.

        16. Develop business risk management process that identifies, sources, measures, and prioritizes business and financial reporting risks, and monitor the effectiveness of such process.




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